                                                                   EXHIBIT 10.39

                                PROMISSORY NOTE

                                                           San Diego, California
                                                              September 29, 2000



        For the value received to assist us with the purchase of our initial primary residence in San Diego, we promise to pay to Gen-Probe Incorporated, 10210 Genetic Center Drive, San Diego, California 92121, Attention: Chief Financial Officer, the sum of One Hundred Thousand Dollars ($100,000).

        The entire balance of this Promissory Note, both principal and accrued interest (if any as determined by applicable IRS regulations) shall be due and payable thirty (30) days after the earlier of (a) the resale of the initial residence purchased with the loan or (b) the termination of the undersigned's employment from Gen-Probe.

        Should an action be commenced to collect any sum due on this Promissory Note or to enforce performance of any covenant of any Security Document securing this Promissory Note, the undersigned promises to pay a reasonable fee for the services of salaried in-house counsel and/or a reasonable attorney's fee to be fixed by the Court in any such action. In the event of default, this Promissory Note shall bear interest at the rate of ten percent (10%) per year until paid.



September 25, 2000                                        /s/ Niall M. Conway
-----------------------------                             ----------------------
Date                                                      Niall M. Conway



September 24, 2000                                        /s/ Margaret Conway
-----------------------------                             ----------------------
Date                                                      Margaret Conway